Exhibit 99.1

NATIONAL HOLDINGS CORPORATION REPORTS RECORD FINANCIAL RESULTS IN FISCAL YEAR 2014

Achieves Full Year Revenue Increase of 44%, Operating Income Increase of 338% and Net Income of $18.6 Million or $0.15 per share

Plans to Complete 1:10 Reverse Stock Split and Apply for National Stock Exchange Listing in January 2015

Management to Host Conference Call on January 12, 2015 at 5:00 p.m. ET

NEW YORK, January 5, 2015 – National Holdings Corporation (OTC BB: NHLD) (”National Holdings” or the “Company”), a full-service investment banking and asset management firm, today announced financial results for the Company’s fiscal year ended September 30, 2014.

Fiscal 2014 Highlights

●	Increased revenues by $56.7 million, or 44%, to $184.3 million, compared with revenues of $127.6 million for the same period last year
●	Achieved organic growth on core business units of $20.1 million or 15.7%
●

Completed the previously announced merger integration of Gilman Ciocia, adding $36.6 million of revenue and expanding the Company’s core retail brokerage and asset management operations, while adding a new diversification to the business mix with the tax preparation and accounting service

●

Generated net income of $18.6 million, or $0.15 per basic and diluted share for the year ended September 30, 2014, compared with net income of $1.6 million, or $0.02 per basic and diluted share for the same period last year

●     Recorded in the fiscal fourth quarter, a deferred tax benefit, which resulted in an income tax benefit of $10.8 million for the fiscal year ended September 30, 2014

●	Increased Adjusted EBITDA, a non-GAAP measure, by 159% to $10.4 million, compared with $4.0 million for the same period last year
●	Reported total stockholders’ equity of $44.5 million, which represents an increase of 182% from September 30, 2013.

Robert Fagenson, National Holdings’ Executive Chairman and Chief Executive Officer, commented, “The Company delivered record financial results in fiscal year 2014, highlighted by increases in all key metrics, including revenue, operating income, adjusted EBITDA and net income. Operationally, we saw continued strong contributions from all major business segments, including retail brokerage, investment banking and asset management. Following the successful merger integration of Gilman Ciocia, we now offer our clients an enhanced platform, which includes tax preparation and accounting services. Our record net income and adjusted EBITDA results are a tribute to the consistent focus of our management team and operating staff on managing expenses and margin improvement. With approximately $24.5 million in cash and no debt, we remain well positioned to continue executing our growth strategy.”

Mr. Fagenson continued, “We plan to inform FINRA this week of our plans to execute a 1:10 reverse split of the Company's issued and outstanding common stock, which was authorized by stockholders following National Holding’s most recent annual meeting. Once implemented, the reverse stock split is intended to facilitate the listing of National Holding's common stock on a national stock exchange.”

Mark Goldwasser, National Holdings’ President and Chief Executive Officer of the Company’s broker-dealer subsidiary, National Securities, added, “In fiscal 2014, our record financial results were largely driven by the continued strong performance of our core retail brokerage operations and investment banking, which were supplemented by the brokerage and investment advisory businesses we acquired in the Gilman merger. For the 12 months ended September 30, 2014, commissions increased 46% to $114.3 million and investment banking revenues increased 36% to $19.0 million when compared with our fiscal year 2013 results. Our investment banking group served as lead or co-lead manager in 58 transactions to emerging growth companies in our target markets. To further support our institutional and retail clients we’ve also expanded our equity research team to cover the technology, oil & gas, REIT and BDC sectors. Our asset management unit contributed to the top line growth with revenues increasing 49% to $14.2 million, which also benefitted from the successful integration of Gilman’s asset management and financial planning business.”

Year Ended September 30, 2014 Financial Review

National Holdings reported fiscal 2014 revenue of $184.3 million, an increase of $56.7 million, or 44%, over revenue of $127.6 million reported in fiscal 2013. This increase included $20.1 million of organic growth as well as $36.6 million of revenues directly attributable to the merger with Gilman Ciocia, which further expanded the Company’s team of registered representatives, investment advisors and insurance sales representatives, as well as further diversifying the Company’s business to include tax preparation and accounting services.

Total expenses increased 40% or $50.7 million, to $176.5 for the year ended September 30, 2014, compared with $125.8 million in the year ended September 30, 2013. The increase in total expenses is consistent with the factors outlined above.

Adjusted EBITDA, a non-GAAP measure, increased $6.4 million, or 159%, to $10.4 million in the year ended September 30, 2014, compared with $4.0 million in the year ended September 30, 2013.

Income from operations for the year ended September 30, 2014 increased to $7.8 million, compared with $1.8 million for 2013, representing an increase of $6 million or 333%. On a GAAP basis, net income for the year ended September 30, 2014 increased to $18.6 million, or $0.15 per basic and diluted share, compared with net income of $1.6 million, or $0.02 per basic and diluted share in 2013. Of note, the Company recorded an income tax benefit of $10.8 million in the fourth quarter of fiscal 2014, after utilization of the Company’s net operating loss carryforward to offset taxable income for 2014 and the corresponding reversal of a portion of the valuation allowance, the Company’s remaining valuation allowance of approximately $11.9 million, including $1.8 million recorded in connection with the acquisition of Gilman, was reversed and recorded as a deferred tax benefit in the consolidated statement of operations.

Balance Sheet

As of September 30, 2014, National Holdings had $24.5 million in cash and no long term debt. The Company reported total stockholders’ equity of $44.5 million, which represents an increase of 182% from September 30, 2013.

Business Update

1:10 Reverse Split of Common Stock

Since the end of the fiscal fourth quarter 2014 and pursuant to the authorization previously granted by stockholders at the Company’s most recent Annual Meeting of Stockholders, the Board of Directors intends to effect a 1-for-10 reverse stock split of the Company's issued and outstanding common stock. The reverse stock split is intended to facilitate the listing of National Holding's common stock on a national stock exchange.

National Securities Expands Equity Research Team with Appointment of Three Research Analysts

In December 2014, the Company’s broker-dealer subsidiary, National Securities Corporation, expanded its team of equity research analysts with the appointments of Ilya Grozovsky, Glenn Williams and Chris Testa. Mr. Grozovsky will serve as a Senior Equity Analyst covering the Technology sector, including software, cloud computing infrastructure and applications. Mr. Williams will cover the Oil & Gas sector. Mr. Testa will serve as an Equity Research Analyst, covering Business Development Companies (BDCs). In their new roles, Mr. Grozovsky, Mr. Williams and Mr. Testa are based in New York.

Conference Call

National Holdings will host a conference call to discuss its fiscal 2014 financial results and provide a business update on Monday, January 12, 2015, at 5:00 p.m. ET. To access the teleconference, please dial (706) 902-2067 (domestic and international) approximately ten minutes before the teleconference’s scheduled start time and reference ID # 60993430.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion and available through January 19, 2015. The teleconference replay can be accessed by dialing (404) 537-3406 (domestic and international) and entering the ID# 60993430. An audio file replay will also be available on the investor relations portion of National Holding’s website at http://www.nhldcorp.com/investors.aspx.

About National Holdings Corporation

National Holdings Corporation is a full-service investment banking and asset management firm that provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading and equity research, financial planning, market making, tax preparation, insurance and annuities, to corporations, institutional investors and high net-worth clients. With over 1,100 independent advisors, brokers, traders and sales associates, the Company is a leading Independent Advisor and Broker services company. National Holdings operates through five subsidiaries: National Securities Corporation, vFinance Investments, Inc., National Insurance Corporation, National Asset Management, Inc. and Gilman Ciocia, Inc. The Company was founded in 1947 and is headquartered in New York and Florida. For more information, visit www.nhldcorp.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences include, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

Contacts:

National Holdings Corporation

Robert Fagenson, 212-417-8210

Or

Prosek Partners

Nick Rust, 212-279-3115

nrust@prosek.com

Source: National Holdings Corporation

(Financial Tables Follow)

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30,
	2014	2013
ASSETS
Cash	$24,465,000	$19,985,000
Restricted Cash	92,000	92,000
Cash deposits with clearing organizations	1,005,000	1,107,000
Securities owned at fair value	1,061,000	467,000
Receivables from broker dealers and clearing organizations	4,985,000	4,296,000
Forgivable loans receivable	662,000	436,000
Other receivables, net	3,998,000	1,424,000
Prepaid expenses	932,000	764,000
Fixed assets, net	752,000	447,000
Intangible assets, net	7,595,000	-
Goodwill	6,531,000	-
Deferred tax asset, net	11,925,000	-
Other assets, principally refundable deposits	790,000	493,000
Total Assets	$64,793,000	$29,511,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accrued commissions and payroll payable	$13,520,000	$9,332,000
Accounts payable and other accrued expenses	5,636,000	4,108,000
Securities sold, not yet purchased at fair value	55,000	15,000
Deferred clearing credit	971,000	138,000
Other	79,000	121,000
Total Liabilities	20,261,000	13,714,000

Stockholders’ Equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none outstanding
Common stock $0.02 par value, 150,000,000 shares authorized; 124,454,783 issued and outstanding at September 30, 2014 and 100,580,203 shares issued and outstanding at September 30, 2013	2,490,000	2,012,000
Additional paid-in-capital	77,596,000	67,982,000
Accumulated deficit	(35,569,000)	(54,212,000)

Total National Holdings Corporation Stockholders’ Equity	44,517,000	15,782,000

Non-Controlling interest	15,000	15,000
Total Stockholders’ Equity	44,532,000	15,797,000

Total Liabilities and Stockholders’ Equity	$64,793,000	$29,511,000

NATIONAL HOLDINGS CORPORATION AND SUBSIDARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2014	2013
Revenues
Commissions	$114,301,000	$78,168,000
Net dealer inventory gains	16,482,000	13,426,000
Investment banking	19,035,000	14,002,000
Investment advisory	14,161,000	9,508,000
Interest and dividends	3,541,000	3,935,000
Transfer fees and clearing services	8,676,000	7,740,000
Tax preparation and accounting	7,811,000	-
Other	285,000	804,000
Total Revenues	184,292,000	127,583,000

Operating Expenses
Commissions, compensation and fees	152,145,000	109,563,000
Clearing fees	3,701,000	2,840,000
Communications	4,772,000	4,494,000
Occupancy	4,056,000	2,070,000
Licenses and registration	1,620,000	1,483,000
Professional fees	4,099,000	2,642,000
Interest	33,000	248,000
Depreciation and amortization	1,136,000	926,000
Other administrative expenses	4,908,000	1,530,000
Total Operating Expenses	176,470,000	125,796,000
Income from Operations	7,822,000	1,787,000

Other Expense
Loss on investment in unaffiliated entity	-	(162,000)
Total Other expense	-	(162,000)
Income before income taxes	$7,822,000	$1,625,000

Income tax (benefit) expense (Note 13)	(10,821,000)	60,000
Net Income	18,643,000	1,562,000
Net loss attributable to non-controlling interest	-	3,000
NET INCOME ATTRIBUTABLE TO NATIONAL HOLDINGS CORPORATION	$18,643,000	$1,565,000
Net income per share of common stock attributable to National Holdings Corporation - Basic	$0.15	$0.02
Net income per share of common stock attributable to National Holdings Corporation - Diluted	$0.15	$0.02
Weighted average number of shares outstanding - Basic	123,026,480	70,651,415
Weighted average number of shares outstanding – Diluted	123,888,863	74,887,749

Non-GAAP Financial Measures

To provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, the Company supplements its consolidated statements of income presented on a GAAP basis with non-GAAP financial measures of earnings. Please refer to the schedule in this release for a reconciliation of non-GAAP financial measures to GAAP measures.

Management uses Earnings before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”) and adjusted EBITDA as financial measures to evaluate the profitability and efficiency of the Company’s business model. EBITDA and adjusted EBITDA are not presented in accordance with GAAP.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. Additionally, the Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

National Holdings Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

	Fiscal Year Ended
	2014	2013

Net income, as reported	$18,643,000	$1,565,000
Interest expense	33,000	248,000
Income taxes	(10,821,000)	60,000
Depreciation and amortization	1,136,000	926,000
EBITDA	8,991,000	2,799,000
Non-cash compensation expense	1,124,000	379,000
Forgivable loan amortization	243,000	349,000
Loss on investment in unaffiliated entity	-	162,000
Non-cash settlement costs	-	313,000
EBITDA, as adjusted	$10,358,000	$4,002,000

*revised from $4,103,000 due to a reclassification of certain taxes that should not have been included in Income taxes.

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